LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively, "Federated"),
and various Federated funds ("Funds"),
have been named
as defendants in several
class action lawsuits now pending
in the United States District
Court
for the District of
Maryland. The lawsuits were
purportedly filed on behalf of people
who purchased, owned and/or redeemed
shares
of Federated-sponsored mutual funds
during specified periods beginning
November 1, 1998. The suits are
generally
similar in alleging that Federated
engaged in illegal and improper
trading practices including market
timing and late
trading in concert with certain
institutional traders, which allegedly
caused financial injury to the mutual fund shareholders. These lawsuits began to be filed shortly after Federated?s first public announcement that it had received requests for information on shareholder trading activities in the
Funds from the SEC, the Office of the New
York State Attorney General ("NYAG"),
and other authorities. In that regard,
on November 28, 2005, Federated
announced that it had reached final
settlements with the SEC and the NYAG
with respect to those matters.
Specifically, the SEC and NYAG settled
proceedings against three Federated
subsidiaries involving undisclosed
market timing arrangements and late
trading. The SEC made findings: that
Federated Investment Management
Company (?FIMC?), an SEC-registered
investment adviser to various Funds,
and Federated Securities Corp., an
SEC-registered broker-dealer and
distributor for the Funds, violated
provisions of the Investment Advisers
Act and
Investment Company Act by approving,
but not disclosing, three market timing
arrangements, or the associated
conflict of interest between FIMC and
 the funds involved in the arrangements,
either to other fund shareholders or to
the funds? board; and that Federated
Shareholder Services Company, formerly
an SEC-registered transfer agent,
failed to prevent a customer and a
Federated employee from late trading
in violation of provisions of the
Investment
Company Act. The NYAG found that
such conduct violated provisions of
New York State law. Federated entered
into the settlements without admitting
or denying the regulators? findings. As
Federated previously reported in 2004,
it has already paid approximately $8.0
million to certain funds as determined
by an independent consultant. As part
of these settlements, Federated agreed
to pay disgorgement and a civil money
penalty in the aggregate amount of an
additional $72 million and, among other
things, agreed that it would not serve as investment adviser to any registered investment company unless (i) at least 75% of the fund?s directors are independent of Federated, (ii) the chairman of each such fund is independent of Federated, (iii) no action may be
taken by the fund?s board or any
committee thereof unless approved by
 a majority of the independent trustees
of the fund or committee, respectively,
and (iv) the fund appoints a ?senior
officer? who reports to the independent
 trustees and is responsible for
monitoring compliance by the fund with
applicable laws and fiduciary duties
and for managing the process by which
management fees charged to a fund are
approved. The settlements are described
in Federated?s announcement
which, along with previous press releases and related communications on those matters, is available in the "About
Us" section of Federated?s website at
FederatedInvestors.com.
Federated entities have also been named
as defendants in several additional
lawsuits that are now pending in the
United States District Court for the
Western District of Pennsylvania,
alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective counsel,
have
been defending this litigation, and
none of the Funds remains a defendant
in any of the lawsuits (though some
could
potentially receive any recoveries as
nominal defendants). Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these lawsuits, all of which seek unquantified damages, attorneys?
fees, and expenses, and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.